Exhibit 99.1

Silvercrest Asset Management Group Inc. Announces Quarterly Dividend

NEW YORK, February 14, 2023 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG), (the “Company”) today announced that its board of directors declared a quarterly dividend of $0.18 per share of Class A common stock on February 14, 2023. The dividend will be paid on or about March 17, 2023 to shareholders of record as of the close of business on March 10, 2023.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2022, the firm reported assets under management of $27.4 billion.

Investor Relations Contact:

Richard R. Hough III

212-649-0601

rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM